Exhibit 10.3

September 2, 2005

VIA EMAIL to rosetto@blankrom.com

AGU Entertainment Corp.
The Tube Music Network, Inc.
AGU Music, Inc. f/k/a Pyramid Records International, Inc.
c/o Bruce C. Rosetto, Esq.
Blank Rome LLP1200 N. Federal Highway, Suite 417Boca Raton, FL 33432

      Re: Promissory Note in the amount of $150,000 from Robert Alan Kast ("Lender") to AGU Entertainment Corp. ("AGU"), (the "Borrower"), dated May 31, 2005 (the "Loan")

Dear Bruce:

This letter, when fully signed and delivered, will (a) confirm the understandings between Lender and Borrower relating to the Loan, and (b) serve to modify the "Note".

For and in consideration of the sum of TEN ($10.00) DOLLARS, the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

      1. Lender hereby agrees that the Maturity Date under the Loan shall be extended to December 15, 2005, upon which time all principal and interest shall be due in full.

      2. Except as herein provided, all provisions of the Note are hereby ratified and re-affirmed, and shall be and remain fully enforceable in accordance with their terms.

      3. Borrowers do not have and at no prior time had, and/or hereby waive any defenses (including, without limitation, the defense of usury), claims, counterclaims, cross actions or equities, or rights of rescission, set off, abatement or diminution, with respect to the Loan, as modified herein.

      4. No other documentation shall be necessary to effectuate this Modification. However, Borrower, upon request of Lender, shall execute and deliver all such documents, and taken all such action, as may be reasonably requested by Lender to better effectuate the provisions of this Modification.

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      5. Except if and as otherwise required by law, Borrowers hereby waive any notices of default, notices of non-payment, presentment or demand relating to the Loan. This applies to all future occurrences. The parties understand that, except as required by law, there will be no further "grace periods" allowed in the Loan, notwithstanding anything in Note to the contrary.

Please call me immediately should you have any questions or comments. Thank you.

Very truly yours,

By: /s/ Robert Alan Kast
    -------------------------
    Robert Alan Kast

ACKNOWLEDGED AND AGREED
this 2nd day of September, 2005, by:

BORROWERS:

AGU Entertainment Corp.

By:  /s/ David C. Levy
     -------------------------------